UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On April 17, 2006, the Compensation Committee of Chembio Diagnostics, Inc. (the “Company”) approved the cancellation of each employee stock option award issued under the 1999 Equity Incentive Plan where the exercise price was greater than $0.75 per share of the Company’s common stock, and the issuance of a new stock option award under the 1999 Equity Incentive Plan, for the same number of shares of the Company’s common stock, with an exercise price of $0.75 per share of the Company’s common stock for each cancelled stock option award. The market price of the common stock of the Company on April 17, 2006 was $0.72 per share. In total, stock option awards to acquire 795,000 shares of Company common stock were cancelled, and stock option awards to acquire 795,000 shares of Company common stock were issued. Other than the change in the exercise price, all of the terms and conditions in each newly issued stock option award are identical to the cancelled stock option award it replaces, with the following exceptions: (i) Lawrence A. Siebert’s stock option award for 50,000 shares of the Company’s common stock, exercisable on May 28, 2006 and terminating on May 28, 2011 was replaced with a stock option award for 50,000 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011; (ii) Avi Pelossof’s stock option awards for 72,500 shares of the Company’s common stock, exercisable on May 28, 2005 and on May 28, 2006 and both terminating on May 28, 2011 was replaced with a stock option award for 72,500 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011.

The following table lists the named executive officers of the Company, the number of shares of Company common stock each executive officer may acquire under the new stock option awards, and the exercise price of each stock option award cancelled.

Name of Executive Officer	Number of Shares of Common Stock	Exercise Price of Stock Option Cancelled
Lawrence Siebert	10,000	1.000
Lawrence Siebert	50,000	1.200
Lawrence Siebert	50,000	1.500
Lawrence Siebert	50,000	3.000
Avi Pelossof	50,000	0.900
Avi Pelossof	10,000	1.000
Avi Pelossof	50,000	1.350
Avi Pelossof	40,000	3.000
Avi Pelossof	10,000	4.000
Javan Esfandiari	25,000	0.800
Javan Esfandiari	25,000	0.800
Javan Esfandiari	25,000	0.900
Javan Esfandiari	5,000	1.000
Javan Esfandiari	25,000	1.200
Javan Esfandiari	25,000	1.500
Javan Esfandiari	30,000	3.000
Javan Esfandiari	5,000	4.000
Richard Bruce	5,000	1.000
Richard Bruce	20,000	2.350
Richard Bruce	10,000	3.000
Richard Bruce	5,000	4.000
Richard Bruce	12,500	0.800
Richard Bruce	12,500	0.800
Richard Larkin	25,000	0.800
Richard Larkin	25,000	0.800

ITEM 1.02 Termination of a Material Definitive Agreement

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 1.02 by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by reference.

The Company relied on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as the basis for its exemption from registration of this issuance. Executive officers of the Company are considered to be “accredited investors” when purchasing securities issued by the Company.

ITEM 7.01. Regulation FD Disclosure

On April 19, 2006 the Company issued the press release titled “Chembio Receives FDA Approvable Letter for its Rapid HIV Tests” included herein as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release titled “Chembio Receives FDA Approvable Letter for its Rapid HIV Tests”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2006    CHEMBIO DIAGNOSTICS, INC.

By:     /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer